Press Release

FreightCar America, Inc. Reports Third Quarter 2024 Results

Company delivers 83% year-over-year revenue growth with strong gross margin

Raises mid-point of full year Adjusted EBITDA guidance

CHICAGO, November 12, 2024 – FreightCar America, Inc. (NASDAQ: RAIL) (“FreightCar America” or the “Company”), a diversified manufacturer and supplier of railroad freight cars, railcar parts and components, today reported results for the third quarter ended September 30, 2024.

Third Quarter 2024 Highlights

•
Revenues of $113.3 million on 961 railcar deliveries, compared to revenues of $61.9 million on 503 railcar deliveries in the third quarter of 2023, up 83% and 91% respectively
•
Gross margin of 14.3% with gross profit of $16.2 million, compared to gross margin of 14.9% with gross profit of $9.2 million in the third quarter of 2023
•
Net loss of ($107.0) million, or ($3.57) per share and Adjusted net income of $7.3 million, or $0.08 per share, driven by a ($110.0) million non-cash loss on warrant liability due to a significant appreciation in share price
•
Adjusted EBITDA of $10.9 million, compared to Adjusted EBITDA of $3.5 million in the third quarter of 2023, up 211%
•
Ended the quarter with a backlog of 3,611 units valued at $372 million

“We again demonstrate the power of our disciplined approach to growth and operational excellence. Delivering another solid quarter, that continues the momentum for a record-setting year out of our operating facility. Our team has consistently followed through on our commitments, with robust product shipments and adaptable operating capabilities. This reinforces our ability to meet our customers’ needs while improving our gross margins, and further demonstrates the power of our value proposition. We continue to showcase our ability to secure business through innovative solutions, and our ease of doing business which has led to a consistent higher quality of earnings” commented Nick Randall, President and Chief Executive Officer of FreightCar America.

Randall continued, “Our pipeline is invigorated, with consistent demand across a broad range of railcar types. As we head into the fourth quarter, we are well positioned to sustain this momentum through our differentiated offerings and unique market approach. Our commitment to innovation and operational flexibility sets us apart in the industry, ensuring that we deliver long-term value for our customers and shareholders.”

Fiscal Year 2024 Outlook

The Company has updated its outlook for fiscal year 2024 as follows:

	Fiscal 2024 Outlook	Year-over-Year Growth at Midpoint
Revenue	$560 - $600 million	62.0%
Adjusted EBITDA[1]	$37 - $39 million	89.0%
Railcar Deliveries	4,300 – 4,700 Railcars	48.9%

1. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA due to the inherent difficulty in forecasting and quantifying the adjustments that are necessary to calculate such non-GAAP measure without unreasonable effort. Material changes to any one of these items could have a significant effect on future GAAP results.

Mike Riordan, Chief Financial Officer of FreightCar America, commented, “Given our strong order activity and delivery performance year to date, we are narrowing and raising the mid-point of our previously issued full-year EBITDA guidance to between $37 million and $39 million while reaffirming our previously stated revenue and delivery guidance. As we move forward, I am confident in our ability to achieve profitable growth and cash generation across the enterprise with an even stronger financial profile.”

Third Quarter 2024 Conference Call & Webcast Information

The Company will host a conference call and live webcast on Tuesday, November 12 at 11:00 a.m. (Eastern Time) to discuss its third quarter 2024 financial results. FreightCar America invites shareholders and other interested parties to listen to its financial results conference call via the following live and recorded methods:

Live Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1693396&tp_key=feca4932b6

Recorded Webcast: A recorded webcast will be available until Tuesday, November 26, 2024, on FreightCar America’s website following the conference call date at: https://investors.freightcaramerica.com/news-events/event-calendar/

Teleconference: Dial-in numbers for the live Conference Call are (877) 407-0789 or (201) 689-8562. Please call in at least 10 minutes prior to the start time of the call. An audio replay may be accessed at (844) 512-2921 or (412) 317-6671; Passcode: 13749627.

About FreightCar America

FreightCar America, headquartered in Chicago, Illinois, is a leading designer, producer and supplier of railroad freight cars, railcar parts and components. We also specialize in railcar repairs, complete railcar rebody services and railcar conversions that repurpose idled rail assets back into revenue service. Since 1901, our customers have trusted us to build quality railcars that are critical to economic growth and instrumental to the North American supply chain. To learn more about FreightCar America, visit www.freightcaramerica.com.

Forward-Looking Statements

This press release contains statements relating to our expected financial performance, financial condition, and/or future business prospects, events and/or plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These risks and uncertainties relate to, among other things, the cyclical nature of our business; adverse geopolitical, economic and market conditions, including inflation; material disruption in the movement of rail traffic for deliveries; fluctuating costs of raw materials including steel and aluminum; future changes in U.S. tax laws and regulations or interpretations thereof; delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings, and other competitive factors. The factors listed above are not exhaustive. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as EBITDA, Adjusted EBITDA, Adjusted net income (loss) and Adjusted EPS. These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Investor Contact:	RAILIR@Riveron.com

# # #

FreightCar America, Inc.

Consolidated Balance Sheets

(In thousands, except for share data)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash, cash equivalents and restricted cash equivalents	$44,830	$40,560
Accounts receivable, net of allowance for credit losses of $74 and $18 respectively	24,319	6,408
VAT receivable	2,489	2,926
Inventories, net	84,812	125,022
Assets held for sale	629	—
Related party asset	936	638
Prepaid expenses	10,100	4,867
Total current assets	168,115	180,421
Property, plant and equipment, net	30,461	31,258
Railcars available for lease, net	—	2,842
Right of use asset operating lease	2,514	2,826
Right of use asset finance lease	43,823	40,277
Other long-term assets	1,036	1,835
Total assets	$245,949	$259,459

Liabilities, Mezzanine Equity and Stockholders’ Deficit
Current liabilities
Accounts and contractual payables	$74,355	$84,417
Related party accounts payable	2,493	2,478
Accrued payroll and other employee costs	7,447	5,738
Accrued warranty	1,493	1,602
Customer deposits	8,865	—
Current portion of long-term debt	—	29,415
Other current liabilities	10,196	13,711
Total current liabilities	104,849	137,361
Warrant liability	162,382	36,801
Accrued pension costs	1,226	1,046
Lease liability operating lease, long-term	2,778	3,164
Lease liability finance lease, long-term	45,482	41,273
Other long-term liabilities	1,660	2,562
Total liabilities	318,377	222,207

Commitments and contingencies
Mezzanine equity
Series C Preferred stock, $0.01 par value, 85,412 shares authorized, 85,412 shares issued and outstanding at each of September 30, 2024 and December 31, 2023, respectively. Liquidation value $108,388 and $95,048 at September 30, 2024 and December 31, 2023, respectively.	83,889	83,458
Stockholders’ deficit
Preferred stock, $0.01 par value, 2,500,000 shares authorized (100,000 shares each designated as Series A voting and Series B non-voting, 0 shares issued and outstanding at September 30, 2024 and December 31, 2023)	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized, 18,884,838 and 17,903,437 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	220	210
Additional paid-in capital	97,098	94,067
Accumulated other comprehensive income	84	2,365
Accumulated deficit	(253,719)	(142,848)
Total stockholders’ deficit	(156,317)	(46,206)
Total liabilities, mezzanine equity and stockholders’ deficit	$245,949	$259,459

FreightCar America, Inc.

Consolidated Statements of Operations

(In thousands, except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Revenues	$113,255	$61,894	$421,729	$231,489
Cost of sales	97,059	52,669	375,700	201,824
Gross profit	16,196	9,225	46,029	29,665
Selling, general and administrative expenses	7,538	7,511	23,541	19,750
Gain on sale of railcars available for lease	—	—	—	(622)
Loss on pension settlement	—	313		313
Litigation settlement	—	—	(3,214)	—
Operating income	8,658	1,401	25,702	10,224
Interest expense	(1,577)	(2,037)	(5,815)	(12,988)
(Loss) gain on change in fair market value of Warrant liability	(110,040)	4,273	(125,581)	(1,869)
Loss on extinguishment of debt	—	—	—	(14,880)
Other expense	(680)	(228)	(1,419)	(333)
(Loss) income before income taxes	(103,639)	3,409	(107,113)	(19,846)
Income tax provision	3,407	216	3,327	887
Net (loss) income	$(107,046)	$3,193	$(110,440)	$(20,733)
Net loss per common share – basic	$(3.57)	$(0.03)	$(4.07)	$(0.94)
Net loss per common share – diluted	$(3.57)	$(0.03)	$(4.07)	$(0.94)
Weighted average common shares outstanding – basic	31,353,997	29,543,963	30,519,545	28,064,410
Weighted average common shares outstanding – diluted	31,353,997	29,543,963	30,519,545	28,064,410

FreightCar America, Inc.

Segment Data

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues:
Manufacturing	$109,080	$58,554	$407,336	$221,877
Corporate and Other	4,175	3,340	14,393	9,612
Consolidated revenues	$113,255	$61,894	$421,729	$231,489

Operating income (loss):
Manufacturing	$13,823	$7,378	$40,816	$24,775
Corporate and Other	(5,165)	(5,977)	(15,114)	(14,551)
Consolidated operating income	$8,658	$1,401	$25,702	$10,224

FreightCar America, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(110,440)	$(20,733)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Depreciation and amortization	4,252	3,189
Non-cash lease expense on right-of-use assets	2,226	1,873
Loss on change in fair market value for Warrant liability	125,581	1,869
Loss on pension settlement	—	313
Stock-based compensation recognized	2,330	524
Non-cash interest expense	3,638	8,980
Loss on extinguishment of debt	—	14,880
Other non-cash items, net	(1,589)	(435)
Changes in operating assets and liabilities:
Accounts receivable	(17,911)	(1,126)
VAT receivable	465	2,320
Inventories	40,859	(57,213)
Accounts and contractual payables	(8,300)	2,739
Income taxes payable, net	(2,179)	(1,490)
Lease liability	(2,802)	(2,779)
Customer deposits	8,865	19,644
Other assets and liabilities	(5,948)	1,035
Net cash flows provided by (used in) operating activities	39,047	(26,410)

Cash flows from investing activities
Purchase of property, plant and equipment	(3,731)	(8,971)
Proceeds from sale of railcars available for lease, net of selling costs	—	8,356
Net cash flows used in investing activities	(3,731)	(615)

Cash flows from financing activities
Proceeds from issuance of preferred shares, net of issuance costs	—	13,254
Deferred financing costs	—	(300)
Borrowings on revolving line of credit	26,595	115,172
Repayments on revolving line of credit	(56,010)	(123,062)
Employee stock settlement	(40)	(106)
Payment for stock appreciation rights exercised	—	(6)
Financing lease payments	(1,591)	(460)
Net cash flows (used in) provided by financing activities	(31,046)	4,492
Net increase (decrease) in cash and cash equivalents	4,270	(22,533)
Cash, cash equivalents and restricted cash equivalents at beginning of period	40,560	37,912
Cash, cash equivalents and restricted cash equivalents at end of period	$44,830	$15,379

Supplemental cash flow information
Interest paid	$2,177	$3,961
Income taxes paid	$5,061	$1,857
Non-cash transactions
Change in unpaid construction in process	$(226)	$51
Accrued PIK interest paid through issuance of PIK Note	$—	$3,161
Issuance of preferred shares in exchange of term loan	$—	$72,688
Issuance of warrants	$—	$3,014
Issuance of equity fee	$—	$685

Non-GAAP Financial Measures

FreightCar America, Inc.

Reconciliation of (Loss) income before taxes to EBITDA(1) and Adjusted EBITDA(2)

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

(Loss) income before income taxes	$(103,639)	$3,409	$(107,113)	$(19,846)
Depreciation & Amortization	1,442	1,085	4,252	3,189
Interest Expense, net	1,577	2,037	5,815	12,988
EBITDA	(100,620)	6,531	(97,046)	(3,669)

Change in Fair Value of Warrant (a)	110,040	(4,273)	125,581	1,869
Loss on Debt Extinguishment (b)	-	-	-	14,880
Loss on Pension Settlement (c)	-	313	-	313
Litigation Settlement (d)	-	-	(3,214)	-
Gain on Sale of Railcars Available for Lease (e)	-	-	-	(622)
Stock Based Compensation	804	715	2,330	524
Other, net	680	228	1,419	333
Adjusted EBITDA	$10,904	$3,514	$29,070	$13,628

(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies.

(2) Adjusted EBITDA represents EBITDA before the following charges:

(a)
This adjustment removes the non-cash expense (income) associated with the change in fair market value of the Company’s warrant liability.
(b)
During the second quarter of 2023, the Company recorded a non-cash loss on debt extinguishment of its term loan.
(c)
During the third quarter of 2023, the Company recorded a non-cash loss on pension settlement.
(d)
During the second quarter of 2024, the Company recorded a litigation settlement related to a dispute with a former lessee of our railcars.
(e)
During the second quarter of 2023, the Company recorded a gain on sale of railcars available for lease related to its leased railcar fleet.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of Net (loss) income and Adjusted net income (loss)(1)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net (loss) income	$(107,046)	$3,193	$(110,440)	$(20,733)

Change in Fair Value of Warrant (a)	110,040	(4,273)	125,581	1,869
Loss on Debt Extinguishment (b)	-	-	-	14,880
Loss on Pension Settlement (c)	-	313	-	313
Impairment Recovery on Leased Railcars (d)	-	-	(3,214)	-
Gain on Sale of Railcars Available for Lease (e)	-	-	-	(622)
Stock Based Compensation	804	715	2,330	524
Other, net	680	228	1,419	333
Total non-GAAP adjustments	111,524	(3,017)	126,116	17,297
Income tax impact on non-GAAP adjustments (f)	2,797	588	906	686
Adjusted net income (loss)	$7,275	$764	$16,582	$(2,750)

(1) Adjusted net income (loss) represents net (loss) income before the following charges:

a)
This adjustment removes the non-cash expense (income) associated with the change in fair market value of the Company’s warrant liability.
b)
During the second quarter of 2023, the Company recorded a non-cash loss on debt extinguishment of its term loan.
c)
During the third quarter of 2023, the Company recorded a non-cash loss on pension settlement.
d)
During the second quarter of 2024, the Company recorded a litigation settlement related to a dispute with a former lessee of our railcars.
e)
During the second quarter of 2023, the Company recorded a gain on sale of railcars available for lease related to its leased railcar fleet.
f)
Income tax impact on non-GAAP adjustments represents the tax impact of the presented adjustments on the Company’s income tax provision calculation.

We believe that Adjusted net income (loss) is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted net income (loss) is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted net income (loss) in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted net income (loss) is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of EPS and Adjusted EPS(1)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

EPS	$(3.57)	$(0.03)	$(4.07)	$(0.94)

Change in Fair Value of Warrant (a)	$3.51	$(0.15)	$4.11	$0.07
Loss on Debt Extinguishment (b)	-	-	-	0.53
Loss on Pension Settlement (c)	-	0.01	-	0.01
Litigation Settlement (d)	-	-	(0.11)	-
Gain on Sale of Railcars Available for Lease (e)	-	-	-	(0.02)
Stock Based Compensation	0.03	0.02	0.08	0.02
Other, net	0.02	0.01	0.05	0.01
Total non-GAAP adjustments pre-tax per-share	3.56	(0.11)	4.13	0.62
Income tax impact on non-GAAP adjustments per share (f)	0.09	0.02	0.03	0.02
Adjusted EPS	$0.08	$(0.12)	$0.09	$(0.30)

(1) Adjusted EPS represents basic and diluted EPS before the following charges:

a)
This adjustment removes the non-cash expense (income) associated with the change in fair market value of the Company’s warrant liability.
b)
During the second quarter of 2023, the Company recorded a non-cash loss on debt extinguishment of its term loan.
c)
During the third quarter of 2023, the Company recorded a non-cash loss on pension settlement.
d)
During the second quarter of 2024, the Company recorded a litigation settlement related to a dispute with a former lessee of our railcars.
e)
During the second quarter of 2023, the Company recorded a gain on sale of railcars available for lease related to its leased railcar fleet.
f)
Income tax impact on non-GAAP adjustments per share represents the tax impact of the presented adjustments on the Company’s income tax provision calculation.

We believe that Adjusted EPS is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EPS is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EPS in isolation or as a substitute for net income, or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EPS is not necessarily comparable to that of other similarly titled measures reported by other companies.